EXHIBIT 99.1

ECOST.COM APPOINTS ELIZABETH MURRAY AS EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

TORRANCE, Calif. (December 22, 2004) - eCOST.com (NASDAQ: ECST) (www.ecost.com), a subsidiary of PC Mall, Inc. (NASDAQ: MALL), today announced the appointment of Elizabeth S.C.S. Murray as Executive Vice President and Chief Financial Officer, effective no later than January 17, 2005. Murray brings more than 25 years of financial experience to her new role, with a considerable tenure serving as CFO for public companies. Her experience includes the Internet and technology sectors with emphasis on acquisitions, partnerships, global expansion and other strategic growth initiatives.

Murray will join eCOST.com from Digital Insight (Nasdaq:DGIN), a publicly-traded provider of online banking technologies with approximately $200 million in annual revenue, where since 2002 she has served as Executive Vice President and Chief Financial Officer. During Murray's tenure, Digital Insight went from operating losses and negative cash flow to a significantly profitable enterprise with strong cash flows and no debt.

"On behalf of the board of directors and the executive team, I am thrilled to welcome Liz Murray to eCOST.com," declared Adam Shaffer, eCOST.com Chairman and CEO. "We believe that her proven ability to help high growth companies realize operating leverage and deliver expanded profit margins will benefit eCOST.com at this exciting growth phase."

Prior to Digital Insight, Murray was Executive Vice President and CFO for Korn/Ferry International, where she was instrumental in the company's initial public offering, completing 14 acquisitions and two strategic investments, and launching the company's Internet-based operating subsidiary.

Prior to joining Korn/Ferry, Murray served as Chief Financial Officer for Hughes Communications, a division of Hughes Electronics Corporation (since renamed The DirecTV Group), where she helped to launch DirectTV operations in Latin America and consummated a $3 billion acquisition of PanAmSat.

Murray began her career as a public accountant for Deloitte, Haskins and Sells in the United Kingdom. A Chartered Accountant with the Institute of Chartered Accountants in Scotland, Murray earned a bachelor of art in business studies from Robert Gordon University.

About eCOST.com

eCOST.com is a multi-category online discount retailer of high-quality new, "close-out" and refurbished brand-name merchandise for consumers and small business buyers. eCOST.com markets over 100,000 different products from leading manufacturers such as Apple, Canon, Citizen, Denon, HP, IBM, JVC, Nikon, Onkyo, Seiko, Sony, and Toshiba primarily over the Internet (http://www.ecost.com) and through direct marketing.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include the statements regarding the Company's expectations, hopes or intentions regarding the future, including but not limited to statements regarding the our growth, business and financial results. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Among the factors that could cause actual results to differ materially are the following: difficulties related to the integration of new management and increased costs and expenses of hiring additional management. Additional risk factors relating to our business are discussed in our registration statement on Form S-1 (No. 333-115199), filed with the Securities and Exchange Commission, and in its other periodic reports filed from time to time with the Commission. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

CONTACTS

Adam Shaffer or Ted Sanders, 310-225-4044